UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     June 22, 2009

Culp, Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-12781	56-1001967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1823 Eastchester Drive High Point, North Carolina 27265
(Address of Principal Executive Offices) (Zip Code)
(336) 889-5161
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Culp, Inc. 2007 Equity Incentive Plan (the “Plan”), on June 22, 2009, the Compensation Committee of the Board of Directors of Culp, Inc. (“Culp”) approved equity-based awards consisting of an aggregate of 80,000 shares of restricted stock (“Restricted Stock”) that will vest in equal one-third installments on July 1st of 2012, 2013 and 2014, or immediately upon a change of control or the termination of the recipient’s employment without cause or by reason of his death or disability.  The effective date of the grants is July 1, 2009.  The grants include a grant of 60,000 shares of Restricted Stock to Franklin N. Saxon, President and Chief Executive Officer, and a grant of 20,000 shares of  Restricted Stock to Robert G. Culp, IV, President, Culp Home Fashions Division.  The grants are being made subject to the terms of the Plan and to the terms of Restricted Stock Agreements between Culp and each of the recipients, in the form of the Restricted Stock Agreement filed as Exhibit 10.7 to Culp’s Quarterly Report on Form 10-Q filed March 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     June 26, 2009

Culp, Inc.

By:	/s/ Kenneth R. Bowling
Kenneth R. Bowling
Chief Financial Officer